Exhibit (g)(1)

                                   FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                            Effective August 1, 2002

                                     Between

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                               ("Ceding Company")

                               3003 77th Avenue SE
                         Mercer Island, Washington 98040

                                       And

                                    COMPANY A
                                  ("Reinsurer")

                                    [ADDRESS]

                        Reinsurer Agreement No. 0251-3384

Exhibit (g)(1)

                                   FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                            This Agreement is between

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                                (Ceding Company),
              3003 77th Avenue SE, Mercer Island, Washington 98040

                                       And

                             COMPANY A (Reinsurer),
                                    [ADDRESS]

The Reinsurer agrees to reinsure certain portions of the Ceding Company's contract risks as described in the terms and conditions of this Agreement, which includes any attached Schedules and Exhibits.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of August 1, 2002.

FARMERS NEW WORLD LIFE                                 COMPANY A
INSURANCE COMPANY

By: /s/VP Chief Actuary                          By: /s/Vice President
    -------------------                              -----------------
Title: VP Chief Actuary                          Title: Vice President
Date: 12/4/03                                    Date: November 6, 2003

By: /s/ Asst. Vice President and Secretary       By: /s/Regional Head of Pricing
    --------------------------------------           ---------------------------
Title: Asst. Vice President and Secretary        Title: Regional Head of Pricing
Date :12/4/03                                    Date: November 6, 2003

                        FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

                                Table of Contents

1.       PARTIES TO AGREEMENT ..................................................................................   1

2.       REINSURANCE BASIS .....................................................................................   1
         a.       RESIDENCE ....................................................................................   1

3.       FACULTATIVE REINSURANCE ...............................................................................   1

4.       COMMENCEMENT OF REINSURANCE COVERAGE...................................................................   2

5.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM
         RATES..................................................................................................   2
         a.       LIFE REINSURANCE..............................................................................   2
         b.       SUPPLEMENTAL BENEFITS.........................................................................   2
                  i.       WAIVER OF PREMIUM....................................................................   2
                  ii.      MONTHLY DISABILITY BENEFIT RIDER.....................................................   2
                  iii.     ACCIDENTAL DEATH.....................................................................   2
         c.       TERM INSURANCE RENEWALS.......................................................................   2
         d.       TABLE RATED SUBSTANDARD PREMIUMS..............................................................   3
         e.       FLAT EXTRA PREMIUMS...........................................................................   3
         f.       PREMIUM ADJUSTMENTS...........................................................................   3

6.       CASH VALUES OR LOANS...................................................................................   3

7.       PAYMENT OF REINSURANCE PREMIUMS .......................................................................   3
         a.       PREMIUM DUE...................................................................................   3
         b.       FAILURE TO PAY REINSURANCE PREMIUMS...........................................................   3
         c.       OVERPAYMENT OF REINSURANCE PREMIUM............................................................   3
         d.       UNDERPAYMENT OF REINSURANCE PREMIUM...........................................................   4
         e.       RETURN OF REINSURANCE PREMIUM.................................................................   4
         f.       UNEARNED REINSURANCE PREMIUMS.................................................................   4

8.       PREMIUM TAX REIMBURSEMENT..............................................................................   4

9.       DAC TAX AGREEMENT......................................................................................   4

10.      REPORTS ...............................................................................................   5

11.      RESERVES FOR REINSURANCE...............................................................................   5
12.      DEATH AND DISABILITY CLAIMS............................................................................   5
         a.       NOTICE OF DEATH...............................................................................   5

         b.       PROOFS .......................................................................................   5
         c.       CLAIMS PAYABLE................................................................................   5
         d.       AMOUNT AND PAYMENT OF CLAIMS..................................................................   6
         e.       CONTESTED CLAIMS..............................................................................   6
         f.       CLAIM EXPENSES................................................................................   6
         g.       EXTRACONTRACTUAL DAMAGES......................................................................   6

13.      POLICY CHANGES.........................................................................................   7
         a.       NOTICE .......................................................................................   7
         b.       INCREASES.....................................................................................   7
         c.       REDUCTIONS OR TERMINATIONS....................................................................   7
         d.       RISK CLASSIFICATION CHANGES...................................................................   7
         e.       NON-FORFEITURE BENEFITS.......................................................................   8

14.      TERM CONVERSIONS, EXCHANGES AND REPLACEMENTS...........................................................   8
         a.       NOTICE .......................................................................................   8

15.      POLICYHOLDER REINSTATEMENTS............................................................................   9
A.       REINSTATEMENT..........................................................................................   9

16.      INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND
         RECAPTURE..............................................................................................   9
         a.       NEW BUSINESS..................................................................................   9
         b.       RECAPTURE.....................................................................................   9

17.      ERROR AND OMISSION ....................................................................................  10

18.      INSOLVENCY ............................................................................................  10

19.      ARBITRATION ...........................................................................................  11
         a.       GENERAL ......................................................................................  11
         b.       NOTICE .......................................................................................  11
         c.       PROCEDURE ....................................................................................  11

20.      OFFSET ................................................................................................  12

21.      GOOD FAITH: FINANCIAL SOLVENCY ........................................................................  12

22.      TREATMENT OF CONFIDENTIAL INFORMATION .................................................................  12

23.      TERM OF THIS AGREEMENT AND TERMINATION ................................................................  13

24.      MEDICAL INFORMATION BUREAU ............................................................................  13

25.      SEVERABILITY ..........................................................................................  13

26.      SURVIVAL ..............................................................................................  14

27.      NON-WAIVER ............................................................................................  14

                              Listing of Schedules:

SCHEDULE A - COVERAGE AND LIMITS

1.       Plans Reinsured
2.       Ceding Company's Maximum Dollar Retention Limits
3.       Premium Due
4.       Recapture Period
5.       Net Amount at Risk

SCHEDULE B - REINSURANCE PREMIUMS

1.       Life Reinsurance Premiums
2.       Supplemental Benefits Reinsurance Premiums
3.       Age Basis

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

 SCHEDULE D - FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

                        FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

1.       PARTIES TO AGREEMENT.

         This Agreement is solely between the Reinsurer and the Ceding Company. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between the Reinsurer and any other person, for example, any insured, policyholder, agent, beneficiary, assignee, or other reinsurer. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company and the Reinsurer will not disclose the other's name to these third parties with regard to the agreements or transactions that are between the Ceding Company and the Reinsurer, unless the Ceding Company or the Reinsurer gives prior written approval for the use of its own name.

         The terms of this Agreement are binding upon the parties, their representatives, successors, and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until this Agreement terminates for new business and the underlying policies are no longer in force, whichever occurs later. This Agreement shall not be bifurcated, partially assigned, or partially assumed.

2.       REINSURANCE BASIS.

         This Agreement, including the attached Schedules, states the terms and conditions of facultative reinsurance that is on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by the Ceding Company. Any policies acquired through merger with another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

         a.       RESIDENCE.

                  Each insured must be a resident of the United States or Canada at the time of issue.

3.       FACULTATIVE REINSURANCE.

         The following items must be submitted to obtain a facultative quote:

         a. A form substantially similar to the Reinsurer's "Application for Reinsurance" form shown in Schedule D.

         b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by the Ceding Company regarding the insurability of the risk.

         c.       The initial and ultimate risk amounts requested.

         After receipt of the Ceding Company's application, the Reinsurer will promptly examine the materials and notify the Ceding Company either of the terms and conditions of the Reinsurer's offer for facultative reinsurance or that no offer will be made. The Reinsurer's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and mail, as soon as possible but no later than 90 days, a formal reinsurance cession to the Reinsurer using a form substantially similar to the "Notification of Reinsurance" form shown in Schedule D. If the Ceding Company does not accept the Reinsurer's offer, then the Ceding Company will notify the Reinsurer in writing, as soon as possible.

4.       COMMENCEMENT OF REINSURANCE COVERAGE.

         The Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will begin when:

                  i.       The Ceding Company accepts the Reinsurer's offer; and

                  ii.      The policy has been issued.

         Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

5.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

         a. LIFE REINSURANCE.

                  Reinsurance shall be on an excess basis. The amount reinsured on a policy is the policy's net amount at risk less what the Ceding Company's chooses to retain on the policy less any amount of reinsurance with other reinsurers. The Maximum Dollar Retention is shown in Section 2 of Schedule A. The net amount at risk is defined in Section 5 of Schedule A. The reinsurance premiums per $1000 are shown in Section La. of Schedule B.

         b. SUPPLEMENTAL BENEFITS. For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

                  i.       WAIVER OF PREMIUM.

                           The reinsurance benefit is the premium waived on a policy for the amount reinsured with the Reinsurer. The reinsurance premiums for this benefit are shown in Section 2 of Schedule B.

                  ii.      MONTHLY DISABILITY BENEFIT RIDER.

                           The reinsurance benefit is the reinsured portion of the monthly benefit payable in the event of disability. The reinsurance premiums for this rider are shown in Section 2 of Schedule B.

                  iii.     ACCIDENTAL DEATH.

                           Accidental death benefits may be reinsured with or without a corresponding amount of life insurance. The reinsurance premiums for this benefit are shown in
                           Section 2 of Schedule B.

         c.       TERM INSURANCE RENEWALS.

                  The reinsurance premium rates after the premium guarantee period are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

         d.       TABLE RATED SUBSTANDARD PREMIUMS.

                  If the Ceding Company's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Section 1.b of Schedule B will apply.

         e.       FLAT EXTRA PREMIUMS.

                  If the Ceding Company's policy is issued with a flat extra premium, the reinsurance premiums shown in Section 1.c of Schedule B will apply.

         f.       PREMIUM ADJUSTMENTS.

                  The reinsurance premium rates are not guaranteed. The Reinsurer reserves the right to change the rates at any time. If the Reinsurer changes the rates, it will give the Ceding Company 90 days' prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates applicable at the policy issue date.

                  If at any time the Reinsurer increases the net reinsurance premiums, and the Ceding Company has not increased the premiums charged to the policyholders, then the Ceding Company will have the right to recapture all affected reinsurance within ninety (90) days.

6.       CASH VALUES OR LOANS.

         This Agreement does not provide reinsurance for cash surrender values. In addition, the Reinsurer will not participate in policy loans or other forms of indebtedness on reinsured business.

7.       PAYMENT OF REINSURANCE PREMIUMS.

         a.       PREMIUM DUE.

                  The reinsurance premiums for each reinsurance cession are due as shown in Section 3 of Schedule A.

         b.       FAILURE TO PAY REINSURANCE PREMIUMS.

                  If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in
                  Article 17, the premiums will be considered in default and the Reinsurer may terminate the reinsurance upon 30 days' prior written notice to the Ceding Company. The Reinsurer will have no further liability as of the termination date. The Ceding Company will be liable for the prorated reinsurance premiums to the termination date. The Ceding Company agrees that it will not force termination under the provisions of this paragraph to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

         c.       OVERPAYMENT OF REINSURANCE PREMIUM.

                  If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

         d.       UNDERPAYMENT OF REINSURANCE PREMIUM.

                  If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Article 17, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Article 7.b., above.

         e.       RETURN OF REINSURANCE PREMIUM.

                  If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company, without interest.

                  This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

         f.       UNEARNED REINSURANCE PREMIUMS.

                  Unearned reinsurance premiums will be returned on deaths, surrenders and other terminations. This refund will be on a prorated basis without interest from the date of termination of the policy to the date through which a reinsurance premium has been paid.

8.       PREMIUM TAX REIMBURSEMENT.

         The Reinsurer will not reimburse the Ceding Company for premium taxes.

9.       DAC TAX AGREEMENT.

         The Ceding Company and the Reinsurer hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

         a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c) (1);

         b. The Ceding Company and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service;

         c. The Ceding Company will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year;

         d. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year;

         e. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

         Both Ceding Company and Reinsurer represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10.      REPORTS.

         The administering party is the Ceding Company. The reporting period is monthly. For each reporting period, the Ceding Company will submit a statement to the Reinsurer with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the Reinsurer, premiums owed, policy exhibit activity, and an accounting summary. Within 1 month after the end of each calendar quarter, the Ceding Company will submit a reserve credit summary similar to that shown in Schedule C.

         RESERVES FOR REINSURANCE.

         The Reinsurer shall hold reinsurance reserves in accordance with all applicable laws and regulations that the Reinsurer deems controlling.

12.      DEATH AND DISABILITY CLAIMS.

         a.       NOTICE OF DEATH.

                  The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives notice of a death claim (or disability waiver of premium or monthly disability benefit claim) arising from a death (or disability) of an insured under a policy reinsured.

         b.       PROOFS.

                  The Ceding Company will promptly provide the Reinsurer with proper death (or disability) claim proofs (including, for example, proofs required under the policy), all relevant information respecting the existence and validity of the death claim (or disability), and an itemized statement of the death (or disability) claim benefits paid by the Ceding Company under the policy.

         c.       CLAIMS PAYABLE.

                  Claims are payable only as a result of the actual death (or, for waiver of premium or monthly disability benefits, due to the disability) of an insured, to the extent reinsured under this Agreement and for which there is contractual liability for the claim under the issuing company's in force policy. Except for accelerated death benefits for terminally ill insured individuals (certified by a physician as having an illness or physical condition that can reasonably be expected to result in death in 24 months or less after the date of certification), for which benefits are contractually provided under the issuing company's policy, and which are reinsured hereunder, no acceleration nor estimation of death claims on living individuals is permitted, will not be due, owing or payable, nor form the basis of any claim against the Reinsurer whatsoever.

         d.       AMOUNT AND PAYMENT OF CLAIMS.

                  After the Reinsurer receives proper death (or disability) claim notice, proofs of the claim, and proof of payment of the claim by the Ceding Company, the Reinsurer will promptly pay the reinsurance benefits due and owing to the Ceding Company in one lump sum (or the Reinsurer will pay the Ceding Company its proportionate share of the waived premiums or monthly disability benefits on an annual basis). The Ceding Company's contractual liability for death (and disability) claims is binding on the Reinsurer. The maximum death benefit payable to the Ceding Company under each reinsured policy is the net amount at risk specifically reinsured hereunder; except that if the Ceding Company pays interest on a claim, the Reinsurer will pay the interest on the death benefit. Such interest will be computed at the same rate and for the same period as that paid by the Ceding Company. The Reinsurer will not be nor become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement. The total reinsurance in all companies on a policy shall not exceed the Ceding Company's total contractual liability on the policy, less its amount retained on the policy. The excess, if any, of the total reinsurance in all companies plus the Ceding Company's retained amount on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

         e.       CONTESTED CLAIMS.

                  1) The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If the Ceding Company's contest, compromise, or litigation results in a reduction in its liability, the Reinsurer will share in the reduction in the proportion that the Reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death (or disability).

                  2) If the Reinsurer should decline to participate in the contest, compromise or litigation, the Reinsurer will then release all of its liability by promptly paying the Ceding Company its full share of reinsurance benefits for the policy and not sharing in any subsequent reduction in liability.

         f.       CLAIM EXPENSES.

                  The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has released its liability, in which case the Reinsurer will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

         g.       EXTRACONTRACTUAL DAMAGES.

                  The Reinsurer will not participate in and shall not be liable to pay the Ceding Company or others for extracontractual damages that are awarded against the Ceding Company as a result of an act, omission or course of conduct committed by the Ceding Company in connection with policies reinsured under this agreement, except that the parties to this agreement recognize that circumstances may arise in which equity would require the Reinsurer, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which the Reinsurer was an active party and directed, consented to, or ratified the act, omission or course of conduct of the Ceding Company which ultimately results in the assessment of extracontractual damages. In such situations, the Ceding Company and the Reinsurer will share the liability for such damages in equitable proportions.

                  Extracontractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding

                  Company in connection with the mortality risk insurance reinsured under this Agreement.

                  Extracontractual damages shall include, by way of example and not limitation:

                  i.       Actual and consequential damages;

                  ii.      Damages for emotional distress or oppression;

                  iii.     Punitive, exemplary or compensatory damages;

                  iv. Amounts in excess of the risk reinsured hereunder that the Ceding Company pays to settle a dispute or claim;

                  v.       Third-party attorney fees, costs and expenses.

                  The Reinsurer will pay its share of statutory penalties awarded against the Ceding Company in connection with policies reinsured under this agreement.

         POLICY CHANGES.

         a.       NOTICE.

                  If a reinsured policy is changed, a corresponding change will be made in the reinsurance coverage for that policy. The Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement.

         b.       INCREASES.

                  If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be administered the same as the issuance of a new policy. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification. Other increases not subject to new underwriting evidence are not allowed under this Agreement.

         c.       REDUCTIONS OR TERMINATIONS.

                  If life insurance on a reinsured policy is reduced, then reinsurance will be reduced proportionately so that the portion reinsured, remains the same. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

                  Reductions and terminations are permitted only when the underlying policyholder directs such a reduction or termination of the issuing company policy that is in force at the time that the reductions and terminations take place.

         d.       RISK CLASSIFICATION CHANGES.

                  If a policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's Underwriting Guidelines. Risk classification changes on facultative policies will be subject to the Reinsurer's approval.

         e.       NON-FORFEITURE BENEFITS.

                  1) EXTENDED TERM.

                  If the original policy lapses and extended term insurance is elected under the terms of the policy, the Ceding Company will notify the Reinsurer of the new amount of reinsurance. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

                  2) REDUCED PAID UP.

                  If the original policy lapses and reduced paid up insurance is elected under the terms of the policy, the amount reinsured will be reduced. and the Ceding Company will notify the Reinsurer of the new amount of reinsurance. If reinsurance is on an excess basis, reinsurance will be reduced by the full amount of the reduction. If the amount of the reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated. If reinsurance is on a first dollar quota share basis, the amount reinsured and the amount retained by the Ceding Company will be reduced based upon their respective quota share percentages. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

14.      TERM CONVERSIONS, EXCHANGES AND REPLACEMENTS.

         a.       NOTICE.

                  If a policy reinsured under this Agreement is converted, exchanged or replaced, as defined below in 14.b, the Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement. Unless mutually agreed otherwise in writing, policies that are not reinsured with the Reinsurer and that convert, exchange or replace to a plan covered under this Agreement will not be reinsured hereunder unless they are fully underwritten, have new suicide and contestable periods, and are not reinsured under a different Agreement or with a different Reinsurer.

         b.       EXCHANGES AND REPLACEMENTS.

                  For purposes of this Agreement, an exchange or replacement is a new policy replacing an existing policy of the same type, where the new policy lacks at least one of the following characteristics: new business underwriting, new suicide period, or new contestable period. New policies resulting from exchanges or replacements in the insurance reinsured hereunder will continue to be ceded to the Reinsurer under this Agreement, in an amount not to exceed the original amount reinsured hereunder.

                  Reinsurance rates for exchanges or replacements will be those in effect at issuance of the original policy and will be point in scale (based on the original issue age, duration, and original underwriting class since issuance of the original policy). The recapture period applicable to the original policy shall govern the new policy and duration shall be measured from the effective date of the original policy.

                  If an exchange or replacement results in an increase in risk amount, the increase will be underwritten by the Ceding Company as new business and will be eligible for reinsurance coverage under this Agreement as new business.

                  When an exchange or replacement is fully underwritten with new suicide and contestable periods, the resulting policy will be administered the same as the issuance of a new policy with the Ceding Company paying first year premiums to the Reinsurer.

15.      POLICYHOLDER REINSTATEMENTS.

         a.       REINSTATEMENT.

                  If the Ceding Company has been requested to reinstate a policy that was originally ceded to the Reinsurer as facultative reinsurance, the Ceding Company will resubmit the case to the Reinsurer for underwriting approval before the reinsurance can be reinstated.

         b.       PREMIUM ADJUSTMENT.

                  The reinsurance premiums for the interval during which the policy was lapsed will be paid to the Reinsurer on the same basis as the Ceding Company charged its policyholder for the reinstatement.

         c.       REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE
                  BENEFITS.

                  If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then the reinsurance for the extended term or reduced paid up option will terminate and the original policy will be reinstated using the reinstatement procedures set forth above, in accordance with the reinsurance method used for the original policy. If the reinstatement results in an increase in the Reinsured Net Amount at Risk greater than that attained at the time of the non-forfeiture activity, the terms of
                  Article 13b [Increases] will govern the increase.

16.      INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE.

         a.       NEW BUSINESS.

                  If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 2 of Schedule A, then it may, at its option and with 90 days' written notice to the Reinsurer, increase its Maximum Dollar Retention Limits shown in Section 2 of Schedule A for policies issued after the effective date of the Maximum Dollar Retention Limit increase.

                  A change to the Ceding Company's Maximum Dollar Retention Limits will not affect the reinsured policies in force except as specifically provided in paragraph 16b, below.

         b.       RECAPTURE.

                  If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 2 of Schedule A, then it may, with 90 days' written notice to the Reinsurer, reduce or recapture the reinsurance in force subject to the following requirements:

                  i. An in-force cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Section 4 of Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum number of years is attained.

                  ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new Maximum Dollar Retention Limits.

                  iii. If more than one policy per life is eligible for recapture, then any recapture must be effected beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                  iv. The Ceding Company may not rescind its election to recapture for policies becoming eligible at future anniversaries.

                  v. Recapture of reinsurance will not be allowed on any policy for which the Ceding Company did not keep its Maximum Dollar Retention Limit at issue. The Ceding Company's Maximum Dollar Retention Limits are stated in Section 2 of Schedule A.

                  vi. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the Reinsurer's reinsurance on that policy will be in proportion to the total amount of reinsurance on the life with all reinsurers.

                  vii. Recapture will not be made on a basis that may result in any anti-selection against the Reinsurer. The Reinsurer maintains the discretion to determine when anti-selection has occurred.

                  viii. Upon the effective date of recapture and again six months following the recapture, the Reinsurer will calculate a terminal accounting that will include a refund of unearned premiums and unpaid claims.

17.      ERROR AND OMISSION.

         Any unintentional or accidental failure of the Ceding Company or the Reinsurer to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

         This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.

18.      INSOLVENCY.

         In the event that the Ceding Company is deemed insolvent, all reinsurance death or disability claims payable hereunder will be payable by the Reinsurer directly to the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a death or disability claim against the Ceding Company on a risk reinsured hereunder within a reasonable time after such death or disability claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the death or disability claim could involve a possible liability on the part of the Reinsurer. During the pendency of such claim, the Reinsurer may investigate such death or disability claim and interpose, at its own expense, in the proceeding where such death claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same death or disability claim and a majority in interest (determined with respect to shares of net amount at risk) elects to interpose a defense or defenses to any such death or disability claim, the expense will be apportioned among the reinsurers in the same proportion that the reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death or disability.

19.      ARBITRATION.

         a.       GENERAL.

                  Notwithstanding any other provision, all disputes and other matters in question between the parties, arising out of, or relating to this Agreement, shall be submitted exclusively to arbitration upon the written request of either party; except a party shall not be prevented from filing and prosecuting a suit in a court of competent jurisdiction solely for the purpose of obtaining equitable relief, including for example, but not limited to, injunction or enforcement of subpoenas. The disputes and matters subject to arbitration include, but are not limited to disputes upon or after termination of this Agreement, and issues respecting the existence, scope, and validity of this Agreement. The arbitrators are to seek efficiencies in time and expense. The arbitrators are not bound to comply strictly with the rules of evidence. The arbitration panel also has, for example, the authority to issue subpoenas to third parties compelling prehearing depositions, and for document production. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law.

         b.       NOTICE.

                  To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

         c.       PROCEDURE.

                  Arbitration will be heard before a panel of three arbitrators. The arbitrators will be current or former executive officers of life insurance or life reinsurance companies other than either party or an affiliate of either party. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days after the other party has given notice of its arbitrator appointment, the party which has already appointed an arbitrator may choose an additional arbitrator, and the two shall, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

                  Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

                  Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

                  The arbitration panel may, in its discretion, award attorneys' fees, costs, expert witness fees, expenses and interest, all as it deems appropriate to the prevailing party.

20.      OFFSET.

         All amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reason of premiums, losses, expenses, or otherwise, under this agreement or any other contract heretofore or hereafter entered into, will at all times be fully subject to the right of offset and only the net balance will be due and payable. The right of offset will not be affected or diminished because of the insolvency of either party.

21.      GOOD FAITH; FINANCIAL SOLVENCY.

         This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their warranties, representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. This includes a duty of full and fair disclosure of all information respecting the formation and continuation of this contract and the business reinsured hereunder. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired.

         In addition, the Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement, such as its underwriting and policy issues (rules, philosophies, practices, and management personnel), its financial condition, studies and reports on the business reinsured, and any change in its ownership or control. The Reinsurer or its representatives have the right at any reasonable time to inspect the Ceding Company's records relating to this Agreement.

22.      TREATMENT OF CONFIDENTIAL INFORMATION.

         The Reinsurer acknowledges that the Ceding Company has an obligation to maintain the security and confidentiality of information about its customers and their transactions. The Reinsurer agrees to comply with those data security policies and procedures that the Ceding Company determines are necessary for the safeguarding of Farmers customer information. The Reinsurer understands that noncompliance with or violations of these policies and procedures may result in termination of the Agreement.

         In performing its responsibilities, the Reinsurer will receive Customer information from the Ceding Company. "Customer Information" includes any/all information related to a customer or that can be identified with respect to a customer, including the fact that an individual is a customer of the Ceding Company.

         The Reinsurer agrees that it will use Customer Information only for the sole purpose for which such information was provided or obtained or for other purposes permitted under the Gramm-Leach-Bliley Act as implemented by regulation. The Reinsurer also agrees that it will not disclose Customer Information to any party; provided, however, that the Reinsurer may disclose Customer Information to a party as necessary to fulfill its obligations under this Agreement if (1) The Reinsurer will make its best efforts to obtain agreements from any such third party that require the third party to abide by the terms of this Confidentiality provision, and (2) Reinsurer provides prior notice to the Ceding Company before disclosing Customer Information to any third party other than its retrocessionaires and affiliates.

         Customer Information shall not include information which: (a) is or becomes available to the general public through no fault of the party receiving the Customer Information (the "Recipient"); (b) is independently developed by the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; or
         (d) is required to be disclosed by court order or operation of law. Before disclosing any Customer Information under a court order or operation of law, the Recipient shall provide the party disclosing the Customer Information reasonable notice.

23.      TERM OF THIS AGREEMENT AND TERMINATION.

         The Ceding Company will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. The Reinsurer will continue to accept reinsurance during this 90-day period. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

24.      MEDICAL INFORMATION BUREAU.

         The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Ceding Company agrees to abide by these Rules, as amended from time to time. The Ceding Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Ceding Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

25.      SEVERABILITY.

         In the event that any court, arbitrator, or administrative agency determines any provision or term of this Agreement to be invalid, illegal or unenforceable, all of the other terms and provisions of this Agreement shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. However, in the event this Article is exercised and the Agreement no longer reflects the original intent of the parties, the parties agree to attempt to renegotiate this Agreement in good faith to carry out its original intent.

26.      SURVIVAL.

         All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

27.      NON-WAIVER.

         No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

                                   SCHEDULE A
                               COVERAGE AND LIMITS

1.       PLANS REINSURED:

         All Single Life plans and supplemental benefits issued by the Ceding Company are eligible for facultative reinsurance coverage under this Agreement with the exception of the term plans covered under the Automatic and Facultative Coinsurance Agreement effective August 1, 2002 (0251-2966).

2.       CEDING COMPANY'S MAXIMUM DOLLAR RETENTION LIMITS:

----------- ----------------- -------------------- -------------------
Issue Ages        Plans        Standard - Table F      Over Table F
                                Flat Extras $0 -     Flat Extras over
                                     $15.00               $15.00
----------- ----------------- -------------------- -------------------
   0-60      FFUL, FPUL, VUL      $ 2,000,000*          $ 250,000*
----------- ----------------- -------------------- -------------------
   0-60      All Other Plans      $ 1,500,000           $ 250,000
----------- ----------------- -------------------- -------------------
 Over 60           All                250,000             250,000
----------- ----------------- -------------------- -------------------

Payor Benefits                          Amount Issued

Monthly Income Benefit Rider**
------------------------------
Ages 15-55                              $500 Per Month

Waiver of Premium Disability
----------------------------
Ages 15-55                              Same as Life

Accidental Death Benefit***

                                        Issued at Standard, 1 1/2 and two (2)
Ages                                    Times Standard rate for same limit
1-60                                    $150,000

         *The maximum retention on any one (1) life, not including Accidental Death Benefits for normal double indemnity coverage, shall not exceed the Life retention shown above by age and rating.

         **Standard issues only.

         ***Accidental Death Benefits for a normal double indemnity coverage shall be retained in addition to the limits for Life shown above.

3.       PREMIUM DUE:

         Reinsurance premiums are due annually in advance, one month after the policy's anniversary.

         RECAPTURE PERIOD:

         Recapture is only allowed in accordance with Article 16.b of this Agreement. The minimum number of years for a cession to be reinsured before it is eligible for recapture pursuant to Article 16.b. is 10 years.

5.       NET AMOUNT AT RISK:

         The net amount at risk on Universal Life policies and riders eligible for reinsurance under this Agreement, is defined below:

         Option B Base Policy: The Net Amount at Risk is the Death Benefit minus the Account Value*, where the Death Benefit is the greater of the Face Amount or the minimum amount required under Section 7702 of the IRC.

         Option A Base Policy: The Net Amount at Risk is the Death Benefit minus the Account Value*, where the Death Benefit is the greater of the Face Amount plus Policy Value or the minimum amount required under Section 7702 of the IRC.

         The net amount at risk on Non-Universal Life policies and riders eligible for reinsurance under this Agreement is defined as the death benefit amount less the policy's cash value*.

               * not deducted for riders and supplemental benefits

                                   SCHEDULE B

               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.       LIFE REINSURANCE PREMIUMS:

         a. Standard annual reinsurance premiums per $1000 reinsured are the following percentages in all years of the 75/80 Select and Ultimate ALB rates attached to this Schedule B:

                  For products with 4 underwriting classes:

--------------------------------------  ----------------------------------
    Underwriting Classifications                   Percentages
--------------------------------------  ----------------------------------
               Premier                                  38%
--------------------------------------  ----------------------------------
              Preferred                                 45
--------------------------------------  ----------------------------------
               Standard                                 47
--------------------------------------  ----------------------------------
                Smoker                                  83
--------------------------------------  ----------------------------------

                  For products with 3 underwriting classes:

--------------------------------------  ----------------------------------
    Underwriting Classifications                   Percentages
--------------------------------------  ----------------------------------
              Preferred                                45%
--------------------------------------  ----------------------------------
              Standard                                 47
--------------------------------------  ----------------------------------
               Smoker                                  83
--------------------------------------  ----------------------------------

                  For products with 2 underwriting classes:

--------------------------------------  ----------------------------------
    Underwriting Classifications                   Percentages
--------------------------------------  ----------------------------------
             Non Smoker                                 47%
--------------------------------------  ----------------------------------
               Smoker                                   83
--------------------------------------  ----------------------------------

         b. Table rated substandard reinsurance premiums are the appropriate multiple of the standard reinsurance premiums (25% per table).

         c. Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

-------------------------------------- ----------------------------------
    Permanent flat extra premiums (for more than 5 years duration)
-------------------------------------- ----------------------------------
       First Year                                     25%
-------------------------------------- ----------------------------------
      Renewal Years                                   90
-------------------------------------- ----------------------------------

-------------------------------------- ----------------------------------
    Temporary flat extra premiums (for more than 5 years duration)
-------------------------------------- ----------------------------------
        All Years                                     90%
-------------------------------------- ----------------------------------

         SUPPLEMENTAL BENEFITS REINSURANCE PREMIUMS:

         a. Disability Waiver of Premium Benefit and Monthly Income Benefit Rider reinsurance premiums are the premiums charged the insured for the reinsured portion of the policy, less the following allowances:

--------------------------------------  -----------------------------------
                  Years                            Allowances
--------------------------------------  -----------------------------------
                    1                                 90%
--------------------------------------  -----------------------------------
                    2+                                10
--------------------------------------  -----------------------------------

         b. Accidental Death Benefit reinsurance premiums are based on the following rates for each $1,000 of reinsurance:

         Underwriting Classes                            Rates
--------------------------------------    -------------------------------------
               Standard                   First Year                  25(cent)
                                          Renewal Years               75
--------------------------------------    -------------------------------------
              Substandard                 Appropriate multiples of the standard
                                          reinsurance premiums
--------------------------------------    -------------------------------------

         c. Additional Insured Rider reinsurance premiums are the same as the base policy rates.

3.       AGE BASIS:

         Age Last Birthday

      1975-80 BASIC SELECT AND ULTIMATE TABLE WITH COMPANY D'S HIGH ISSUE
                                 AGE EXTENSION


                            MALE - AGE LAST BIRTHDAY

[TABLE OMITTED]

      1975-80 BASIC SELECT AND ULTIMATE TABLE WITH COMPANY D'S HIGH ISSUE
                                 AGE EXTENSION


                           FEMALE - AGE LAST BIRTHDAY

[TABLE OMITTED]

                                   SCHEDULE C

                              REPORTING INFORMATION

                         INFORMATION ON RISKS REINSURED

1.       Type of Transaction
2.       Effective Date of Transaction
3.       Automatic/Facultative Indicator
4.       Policy Number
5.       Full Name of Insured
6.       Date of Birth
7.       Sex
8.       Smoker/Nonsmoker
9.       Policy Plan Code
10.      Insured's State of Residence
11.      Issue Age
12.      Issue Date
13.      Duration from Original Policy Date
14.      Face Amount Issued
15.      Reinsured Amount (Initial Amount)
16.      Reinsured Amount (Current Amount at Risk)
17.      Change in Amount at Risk Since Last Report
18.      Death Benefit Option (For Universal Life Type Plans)
19.      ADB Amount (If Applicable)
20.      Substandard Rating
21.      Flat Extra Amount Per Thousand
22.      Duration of Flat Extra
23.      PW Rider (Yes or No)
24.      Previous Policies (Yes or No)
25.      Premiums

                                     SAMPLE

                             POLICY EXHIBIT SUMMARY
                             (LIFE REINSURANCE ONLY)

CEDING COMPANY:   ______________________________________________________________
REINSURER:        ______________________________________________________________
ACCOUNT NO:       ______________________________________________________________
PREPARED BY:      __________________________________  Phone:(     )_____________
DATE PREPARED:    ______________________________________________________________

TYPE OF REINSURANCE:

                  Yearly Renewable Term    ____________________________________
                  Coinsurance              ____________________________________
                  Modified Coinsurance     ____________________________________
                  Other                    ____________________________________

VALUATION DATE:   __________________________

                                           NUMBER OF            AMOUNT OF
                                            POLICIES            REINSURANCE
         In Force Beginning
         of Period ___ /___/___         __________________   __________________
B.       New Paid Reinsurance Ceded     __________________   __________________
C.       Reinstatements                 __________________   __________________
D.       Revivals                       __________________   __________________
E.       Increases (Net)                __________________   __________________
F.       Conversion In                  __________________   __________________
G.       Transfers In                   __________________   __________________
H.       Total Increases (B - G)        __________________   __________________
I.       Deaths                         __________________   __________________
J.       Maturities                     __________________   __________________
K.       Cancellations                  __________________   __________________
L.       Expiries                       __________________   __________________
M.       Surrenders                     __________________   __________________
N.       Lapses                         __________________   __________________
O.       Recaptures                     __________________   __________________
P.       Other Decreases (Net)          __________________   __________________
Q.       Reductions                     __________________   __________________
R.       Conversions Out                __________________   __________________
S.       Transfers Out                  __________________   __________________
T.       Total Decreases (I - S)        __________________   __________________
U.       Current In Force ___/___/___   __________________   __________________
         (A + H - T)

                                     SAMPLE

                             RESERVE CREDIT SUMMARY

CEDING COMPANY:   ______________________________________________________________
REINSURER:        ______________________________________________________________
ACCOUNT NO:       ______________________________________________________________
PREPARED BY:      __________________________________  Phone:(     )_____________
DATE PREPARED:    ______________________________________________________________

TYPE OF REINSURANCE:

                  Yearly Renewable Term    ____________________________________
                  Coinsurance              ____________________________________
                  Modified Coinsurance     ____________________________________
                  Other                    ____________________________________

VALUATION DATE:   __________________________

TYPES OF RESERVES:

                  Statutory                ____________________________________
                  GAAP                     ____________________________________
                  Tax                      ____________________________________

                                                                         ISSUE
                                  VALUATION BASIS                        YEAR           IN FORCE        IN FORCE        RESERVE
                    MORTALITY        INTEREST         VALUATION          RANGE           COUNT           AMOUNT          CREDIT
A. Life
Insurance        _______________  _______________   _______________  ______________  ______________  ______________  ______________
                 _______________  _______________   _______________  ______________  ______________  ______________  ______________
B. Accidental
Death Benefit    _______________  _______________   _______________  ______________  ______________  ______________  ______________
C. Disability
Active Lives     _______________  _______________   _______________  ______________  ______________  ______________  ______________
D. Disability
Disabled Lives   _______________  _______________   _______________  ______________  ______________  ______________  ______________
E. Other
Please Explain   _______________  _______________   _______________  ______________  ______________  ______________  ______________

                                                                                     GRAND TOTAL:    _______________

                                     SAMPLE

                               ACCOUNTING SUMMARY

CEDING COMPANY:   ______________________________________________________________
REINSURER:        ______________________________________________________________
ACCOUNT NO:       ______________________________________________________________
PREPARED BY:      __________________________________  Phone:(     )_____________
DATE PREPARED:    ______________________________________________________________

TYPE OF REINSURANCE:

                  Yearly Renewable Term    ____________________________________
                  Coinsurance              ____________________________________
                  Modified Coinsurance     ____________________________________
                  Other                    ____________________________________

VALUATION DATE:   __________________________

                         LIFE             WP             AD           TOTAL
Premiums
     First Year      _____________   _____________  _____________  _____________

     Renewal         _____________   _____________  _____________  _____________

Allowances
     First Year      _____________   _____________  _____________  _____________

     Renewal         _____________   _____________  _____________  _____________

Adjustments
     First Year      _____________   _____________  _____________  _____________

     Renewal         _____________   _____________  _____________  _____________

Net Due REINSURER
     First Year      _____________   _____________  _____________  _____________

     Renewal         _____________   _____________  _____________  _____________

     TOTAL DUE       _____________   _____________  _____________  _____________

           (The above information should be a summary of the detailed information provided to the Reinsurer.)

[COMPANY LOGO]
                                   SCHEDULE D
                                FACULTATIVE FORMS

                          (See attached sample forms.)

                           Application for Reinsurance
                          Notification for Reinsurance

                                                                       [ADDRESS]
                                                                       Telephone
                                                                       Fax

                           APPLICATION FOR REINSURANCE

------------------------------------------------------------------------------------------------------------------------------------
[ ]                   [ ] Facultative: Please send approval     [ ] Facultative Obligatory              [ ] Automatic
------------------------------------------------------------------------------------------------------------------------------------
[ ] Joint Life              [ ] YRT         [ ] Other           [ ] Self-Administered                   [ ] Age Last
------------------------------------------------------------------------------------------------------------------------------------
[ ] Single Life             [ ] COINS       [ ] MRT             [ ] Individual Cession                  [ ] Age Nearest
------------------------------------------------------------------------------------------------------------------------------------
                      Last Name              First Name             M.I.        Date of Birth               Sex             Age
------------------------------------------------------------------------------------------------------------------------------------
LIFE #1
------------------------------------------------------------------------------------------------------------------------------------
LIFE #2
------------------------------------------------------------------------------------------------------------------------------------
                Smoker/Non                  State of Birth            State of Res.            Occupation           SS#
------------------------------------------------------------------------------------------------------------------------------------
#1
------------------------------------------------------------------------------------------------------------------------------------
#2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                        ACCIDENTAL DEATH
                                  LIFE #1         LIFE #2       Premium Waiver     LIFE #1          LIFE #2         Plan Name*
Previous Ins. Inforce        _______________  _______________  _______________  _______________  _______________  _______________
   of which we retain        _______________  _______________  _______________  _______________  _______________  _______________
Rating, if substandard       _______________  _______________  _______________  _______________  _______________  _______________
Insurance now applied for    _______________  _______________  _______________  _______________  _______________  _______________
   or which we will retain   _______________  _______________  _______________  _______________  _______________  _______________
Rating, if substandard       _______________  _______________  _______________  _______________  _______________  _______________
Reinsurance requested        _______________  _______________  _______________  _______________  _______________  _______________
                                                                *If this is a new plan, make sure you furnish us full plan details.
-----------------------------------------------------------------------------------------------------------------------------------

This cession represents:   [ ] New Business     [ ] Term Conversion    [ ] Guaranteed Insurability Option     [ ] Amended Cession

If Amendment: Reason _____________________________________________________  Effective Date _________________________________________
Original Policy No. ____________ Date of Original Policy _______________    Valuation Basis ________________________________________

        PREMIUM WAIVER REINSURANCE                                       ACCIDENTAL DEATH REINSURANCE
Rider Form No.                   ________________
Age Expiry                       ________________                        Ricer Form No.             ________________
Premium to be Waived             ________________                        Age Expiry                 ________________
Premium for Waiver Benefit       ________________

--------------------------------------------------------------------------------

___________________________     ________________________________________           ____________________          ___________________
DATE AT                               CEDING COMPANY                                       DATE                  BY

Other Comments: ________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Reinsurer:

[ ] Company A                  [ ]   Company     A     International    Limited
    [ADDRESS]                        [ADDRESS]

This application is accepted and reinsurance is granted by the Reinsurer subject to all the terms, conditions and limitations of the reinsurance treaty and this application.

_____________ day of _________,20______    __________________________________
                                                Authorized Signature

Reinsurance Agreement No. _______________________________________

                                                                       [ADDRESS]
                                                                       Telephone
                                                                       Fax

                           NOTIFICATION OF REINSURANCE

------------------------------------------------------------------------------------------------------------------------------------
[ ]                   [ ] Facultative: Please send approval     [ ] Facultative Obligatory              [ ] Automatic
------------------------------------------------------------------------------------------------------------------------------------
[ ] Joint Life              [ ] YRT         [ ] Other           [ ] Self-Administered                   [ ] Age Last
------------------------------------------------------------------------------------------------------------------------------------
[ ] Single Life             [ ] COINS       [ ] MRT             [ ] Individual Cession                  [ ] Age Nearest
------------------------------------------------------------------------------------------------------------------------------------
                      Last Name              First Name             M.I.        Date of Birth               Sex             Age
------------------------------------------------------------------------------------------------------------------------------------
LIFE #1
------------------------------------------------------------------------------------------------------------------------------------
LIFE #2
------------------------------------------------------------------------------------------------------------------------------------
                Smoker/Non                  State of Birth            State of Res.            Occupation           SS#
#1
------------------------------------------------------------------------------------------------------------------------------------
#2
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        ACCIDENTAL DEATH
                                  LIFE #1         LIFE #2       Premium Waiver     LIFE #1          LIFE #2         Plan Name*
Previous Ins. Inforce        _______________  _______________  _______________  _______________  _______________  _______________
   of which we retain        _______________  _______________  _______________  _______________  _______________  _______________
Rating, if substandard       _______________  _______________  _______________  _______________  _______________  _______________
Insurance now applied for    _______________  _______________  _______________  _______________  _______________  _______________
   or which we will retain   _______________  _______________  _______________  _______________  _______________  _______________
Rating, if substandard       _______________  _______________  _______________  _______________  _______________  _______________
Reinsurance requested        _______________  _______________  _______________  _______________  _______________  _______________
                                                                *If this is a new plan, make sure you furnish us full plan details.
-----------------------------------------------------------------------------------------------------------------------------------

This cession represents:   [ ] New Business     [ ] Term Conversion    [ ] Guaranteed Insurability Option     [ ] Amended Cession

If Amendment: Reason _____________________________________________________  Effective Date _________________________________________
Original Policy No. ____________ Date of Original Policy _______________    Valuation Basis ________________________________________

        PREMIUM WAIVER REINSURANCE                                       ACCIDENTAL DEATH REINSURANCE
Rider Form No.                   ________________
Age Expiry                       ________________                        Ricer Form No.             ________________
Premium to be Waived             ________________                        Age Expiry                 ________________
Premium for Waiver Benefit       ________________

--------------------------------------------------------------------------------

___________________________     ________________________________________           ____________________          ___________________
DATE AT                               CEDING COMPANY                                       DATE                  BY

Other Comments: ________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Reinsurer:

[ ] Company A                  [ ]   Company     A     International    Limited
    [ADDRESS]                        [ADDRESS]

This application is accepted and reinsurance is granted by the Reinsurer subject to all the terms, conditions and limitations of the reinsurance treaty and this application.

_____________ day of _________,20______    __________________________________
                                                Authorized Signature

Reinsurance Agreement No. _______________________________________